UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2012

Empowered Products, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-165917	27-0579647
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

3367 West Oquendo Road, Las Vegas, Nevada 89118

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 800-929-0407

________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors of Certain officers; election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers

On April 19, 2012, the stockholders of Empowered Products, Inc. (the “Company”) approved the Company’s 2012 Omnibus Incentive Plan (the “Plan”).  The board of directors of the Company (the “Board”) previously approved the Plan on April 16, 2012. The principal terms and features of the Plan are summarized below. The following summary is qualified in its entirety by the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the plan agreements, which are filed as Exhibits 10.1(a), 10.1(b), 10.1(c) and 10.1(d) to this Current Report on Form 8-K.

Administration

The Plan shall be administered by the Board or by a committee of the Board consisting of not less than two (2) directors (the “Committee”). The Plan administrator has the authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.  The Committee generally has discretion to delegate its authority under the Plan to another committee of the Board or a subcommittee, or to such other party or parties, including officers of the Company, as the Committee deems appropriate.

Types of Awards

Awards under the Incentive Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options.  The Plan administrator may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof.  The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Plan administrator.

The exercise price for stock options will be determined by the Plan administrator in its discretion, but non-qualified stock options and incentive stock options may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted.  Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted.

Stock options must be exercised within a period fixed by the Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years.  The Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Plan administrator, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Plan administrator (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights.  The Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Plan administrator in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our common stock on the date of grant.  Upon exercise of a SAR, payment may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Plan administrator (including one or more forms of “cashless” exercise).  SARs must be exercised within a period fixed by the Plan administrator that may not exceed ten years from the date of grant.

2

Restricted Shares and Restricted Units.  The Plan administrator may award to a participant shares of common stock subject to specified restrictions (“restricted shares”).  Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Plan administrator also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”).  The terms and conditions of restricted share and restricted unit awards are determined by the Plan administrator.

For participants who are subject to Section 162(m) of the Internal Revenue Code (the “Code”), the performance targets described in the preceding two paragraphs may be established by the Plan administrator, in its discretion, based on one or more of the following measures (the “Performance Goals”): revenues; units sold or growth in units sold; return on stockholders' equity; customer satisfaction or retention; return on investment or working capital; operating income; economic value added (the amount, if any, by which net operating income after tax exceeds a reference cost of capital); EBITDA (as net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization); expense targets; net income; earnings per share; share price; reductions in inventory; inventory turns; on-time delivery performance; operating efficiency; productivity ratios; market share or change in market share.

  The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Plan administrator.  The above terms will have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

Performance Awards.  The Plan administrator may grant performance awards to participants under such terms and conditions as the Plan administrator deems appropriate.  A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period.  Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Plan administrator.

Award periods will be established at the discretion of the Plan administrator.  The performance targets will also be determined by the Plan administrator.  With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Plan administrator’s discretion, based on one or more of the Performance Goals.”  To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Plan administrator, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards.  The Plan administrator may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards.  The terms and conditions of each other stock-based award will be determined by the Plan administrator.  Payment under any other stock-based awards will be made in common stock or cash, as determined by the Plan administrator.

Cash-Based Awards.  The Plan administrator may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code.  The terms and conditions of each cash-based award will be determined by the Plan administrator.  The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

•	The class of persons covered consists of those senior executives of the Company who are from time to time determined by the Plan administrator to be subject to Section 162(m) of the Code (the “covered employees”).

•	The targets for annual incentive payments to covered employees will consist only of one or more of the Performance Goals discussed under the section titled “Restricted Shares and Restricted Units” above. Use of any other target will require ratification by the stockholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets will be established by the Plan administrator on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

3

•	In administering the incentive program and determining incentive awards, the Plan administrator will not have the flexibility to pay a covered employee more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Plan administrator will have the flexibility, based on its business judgment, to reduce this amount.

•	The cash incentive compensation feature of the Plan does not preclude the Board or the Committee from approving other incentive compensation arrangements for covered employees.

Dividend Equivalents.  The Plan administrator may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the Plan.

Eligibility and Limitation on Awards

The Plan administrator may grant awards to any employee, director, consultant or other person providing services to the Company or its affiliates.  To the extent applicable, the total number of shares of authorized to be issued under the Plan shall be subject to Section 260.140.45 of Title 10 of the California Code of Regulations. The maximum awards that can be granted under the Plan to a single participant in any calendar year will be 1 million shares of common stock (whether through grants of options or stock appreciation rights or other awards of common stock or rights with respect thereto) or $1 million in the form of cash-based incentive awards.

Shares Subject to the Incentive Plan

An aggregate of 5,000,000 shares of the Company’s common stock is reserved for issuance and available for awards under the Plan, including incentive stock options granted under the Plan.

With respect to awards made under the Plan, shares of common stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), as well as any shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will be available for additional grants under the Plan.  On the exercise of a SAR, only the number of shares actually issued will be counted against the number of shares reserved for grant under the Plan.  Shares to be issued or purchased under the Plan will be authorized but unissued shares of common stock.  Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available for new awards under the Plan.

Anti-Dilution Protection

In the event of any corporate event or transaction that results in a change in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Plan administrator is empowered to make such equitable adjustments with respect to awards or any provisions of the Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board may at any time amend or terminate the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient.  No awards may be made under the Plan after the tenth anniversary of its effective date.  Certain provisions of the Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

Surrender of Awards and Authority to Reprice

In its discretion, and on terms agreed to between the Company and the participant, the Company may accept the surrender or cancellation of any award outstanding under the Plan.  In addition, without requiring shareholder approval, the Plan administrator may substitute or otherwise grant a new award under the Plan in connection with the surrender or cancellation of an existing award, including the substitution or grant of (i) an option or SAR with a lower exercise price than the option or SAR being surrendered, (ii) a different type of award upon the surrender or cancellation of an option or SAR with an exercise price above the market value of the underlying stock on the date of such substitution or grant, or (iii) any other award constituting a repricing of an option or SAR.

4

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 19, 2012, the holders of a majority of the shares of the Company’s common stock took action by written consent to approve the Company’s 2012 Omnibus Incentive Plan (the “Plan”).  The Company’s majority stockholder owning an aggregate of 40,000,000 shares, or 64.1% of the issued and outstanding common stock of the Company, approved the matter.  The Plan and corresponding plan agreements are filed as Exhibits 10.1, 10.1(a), 10.1(b), 10.1(c) and 10.1(d) to this Current Report on Form 8-K.

Item 9.01 (d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Empowered Products, Inc. 2012 Omnibus Incentive Plan.
10.1(a)	Form of Stock Option Agreement for. 2012 Omnibus Incentive Plan.
10.1(b)	Form of Restricted Stock Award Agreement for 2012 Omnibus Incentive Plan.
10.1(c)	Form of Restricted Stock Unit Award Agreement for 2012 Omnibus Incentive Plan.
10.1(d)	Form of Stock Appreciate Right Award Agreement for 2012 Omnibus Incentive Plan.

_______

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empowered Products, Inc.

Date: April 19, 2012

By: /s/ Scott Fraser

Name: Scott Fraser

Title: President and Chief Executive Officer

6